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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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NIC Inc.

(Name of Registrant as Specified In Its Charter)

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NIC INC.
10540 South Ridgeview Road
Olathe, KS 66061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 3, 2005
at the
Sheraton Overland Park Hotel at Convention Center
6100 College Boulevard
Overland Park, Kansas 66211

TO THE SHAREHOLDERS OF NIC INC.:

The Annual Meeting of Shareholders of NIC Inc., a Colorado corporation (the “Company”), will be held at the Sheraton Overland Park Hotel at Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211, on May 3, 2005, at 10:00 a.m., Central Daylight Time, to consider and take action on:

1.	Electing six (6) directors to serve until the next Annual Meeting of Shareholders;

2.	Considering and acting upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005; and

3.	In the discretion of the designated proxies, upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

The Board of Directors has fixed March 14, 2005, as the record date for the determination of Shareholders entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof. A list of the Shareholders will be available for inspection at the offices of the Company during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors:

William F. Bradley, Jr.
Secretary

Olathe, Kansas
March 31, 2005

NIC INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NIC Inc. (the “Company”), a Colorado corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders. The meeting will be held at the Sheraton Overland Park Hotel at Convention Center, 6100 College Blvd., Overland Park, Kansas 66211, on May 3, 2005, at 10:00 a.m. Central Daylight Time, and any adjournments thereof (the “Meeting”).

If you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR the election of the six nominees for director named herein; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005.

You can revoke your proxy any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the Meeting. Attendance at the Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to NIC Inc., 10540 South Ridgeview Road, Olathe, KS 66061, Attention: Corporate Secretary.

Shares represented by valid proxies in the form enclosed received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstentions and broker non-votes will have no affect on the election of directors.

The close of business on March 14, 2005, has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 59,608,740 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about April 1, 2005, to all Shareholders entitled to notice of and to vote at the Meeting.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

The Company’s Annual Report on Form 10-K and Summary Annual Report to Shareholders for the fiscal year ended December 31, 2004, are being mailed to the Shareholders with the Proxy Statement but do not constitute a part hereof.

SHARE OWNERSHIP

The following table sets forth information concerning the ownership of Common Stock by (i) each current member of the Board of Directors of the Company, (ii) each current executive officer of the Company named in the Summary Compensation Table appearing under “Executive Compensation” below, (iii) all current directors, and executive officers of the Company as a group and (iv) the beneficial owners of more than 5% of the outstanding shares of Common Stock, all as of March 1, 2005.

	Shares Beneficially Owned(1)
	Number	Percentage
5% Shareholders
Jeffery S. Fraser and Ross C. Hartley, co-trustees of National Information Consortium Voting Trust, dated June 30, 1998 c/o Jeffery S. Fraser P.O. Box 4919 Jackson, WY 83001	23,450,805	39.4%

Federated Investors, Inc.(2) Federated Investors Tower Pittsburgh, PA 15222	3,480,943	5.8%

Named Executive Officers and Directors
Jeffery S. Fraser	23,833,758	40.0%
William F. Bradley, Jr.	1,813,881	3.0%
Samuel R. Somerhalder	1,184,050	2.0%
Harry H. Herington	1,125,179	1.9%
Eric J. Bur	518,571	*
Richard L. Brown	53,521	*
Stephen M. Kovzan	52,169	*
John L. Bunce, Jr.	163,410	*
Art N. Burtscher	136,967	*
Daniel J. Evans	110,514	*
Ross C. Hartley	24,079,274	40.4%
Pete Wilson	67,265	*
All executive officers and directors as a group (12 persons)	26,145,850	43.9%

*	Less than 1%
(1)	The number of shares of Common Stock issued and outstanding on March 1, 2005, was 59,555,714. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options held by the respective persons on March 1, 2005 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, except as described below.
(2)	Reflects ownership as of December 31, 2004, as reported on a Schedule 13G filed by Federated Investors, Inc., on February 14, 2005, in which Federated Investors, Inc., and certain affiliates reported that Federated Investors, Inc., and certain affiliates had sole voting power over 3,480,934 of such shares, shared voting power over none of such shares and sole dispositive power over all 3,480,934 of such shares.

Shares held by Mr. Fraser include 17,550,257 shares held of record by the National Information Consortium Voting Trust (the “Voting Trust”), for which Mr. Fraser acts as a co-trustee, 5,178,388 shares held of record by the Voting Trust which are beneficially owned by Jaytide Investments, LLC, a limited liability company of which Mr. Fraser is the sole manager, 762,160 shares held of record by the Voting Trust which are beneficially owned by Kidco Management, LLC, a limited liability company of which Mr. Fraser is the sole manager. Mr. Fraser disclaims beneficial ownership over 2,589,194 shares owned by Jaytide Investments, LLC. Shares held by Mr. Fraser also include 81,022 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Bradley include 1,573,283 shares held of record by the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, for the benefit of a trust of which Mr. Bradley is the trustee, and 167,620 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Somerhalder include 967,844 shares held of record by the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, for the benefit of Mr. Somerhalder or his wife. The shares held also include 1,500 shares held directly by Mrs. Somerhalder and 161,940 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Herington include 875,332 shares held of record by the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, for the benefit of Mr. Herington. These shares include 22,802 shares held for each of Mr. Herington’s minor children, Harry H. Herington III and Amanda K. Herington. Shares held by Mr. Herington also include 186,940 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Bur include 486,571 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Brown include 12,779 shares held of record by the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, and 37,000 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Kovzan represent shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Bunce include 42,500 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Burtscher include 112,666 shares held of record by the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, for the benefit of Mr. Burtscher and his wife, as joint tenants.

Shares held by Governor Evans include 60,514 shares held in a family trust for which Governor Evans and his wife act as co-trustees, and 50,000 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Mr. Hartley include 17,232,249 shares held in the Voting Trust, for which Mr. Hartley acts as a co-trustee, and 5,436,454 shares held of record by the Voting Trust for the benefit of Mr. Hartley and his children. Shares held for the benefit of Mr. Hartley’s children include 274,034 shares held in an irrevocable trust established for the benefit of Hillary L. Hartley, 274,034 shares held in an irrevocable trust established for the benefit of Antonia C. Hartley and 274,034 shares held in an irrevocable trust established for the benefit of William R. Hartley. Shares held by Mr. Hartley include 5,000 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by Governor Wilson include 50,000 shares subject to options exercisable within 60 days of March 1, 2005.

Shares held by all executive officers and directors as a group include 23,490,805 shares held in the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, and 1,320,762 shares subject to options exercisable within 60 days of March 1, 2005.

BOARD OF DIRECTORS

The following table sets forth certain information regarding NIC’s directors. Each have been nominated for re-election by the Corporate Governance and Nominating Committee:

Name	Age	Position
Jeffery S. Fraser	45	Chairman of the Board, President and Chief Executive Officer
John L. Bunce, Jr.	45	Director
Art N. Burtscher	54	Director
Daniel J. Evans	80	Director
Ross C. Hartley	57	Director
Pete Wilson	71	Director

Jeffery S. Fraser, one of the Company’s founders, has served as Chairman since the Company’s formation. Mr. Fraser was named Chief Executive Officer in May 2002 and previously held that position from January 1992 until November 1999. Additionally, from August 1991 to September 1998, he founded and served as President and Chief Executive Officer of the Company’s first portal subsidiary, Kansas Information Consortium. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

John L. Bunce, Jr. has served as one of the Company’s directors since June 1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a private equity investment firm, which he joined as an associate in 1988. Mr. Bunce also serves as a director of Western Wireless Corporation and Arch Capital Group, Ltd. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard Business School.

Art N. Burtscher is Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm. He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank. Mr. Burtscher currently serves on the boards of directors of NovaStar Financial, Great Western BanCorp, Great Western Bank, AmeriSphere Multi-Family Finance, L.L.C., Landscapes Unlimited, Inc., and the Silverstone Group. He graduated from Fort Hays Kansas State University with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Daniel J. Evans has served as one of the Company’s directors since November 1998. Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in Washington, since May 1989. Governor Evans currently serves as a director of Western Wireless Corporation, Costco Wholesale Corporation, Cray, Inc., and Archimedes Technology Corp. He also served as a U.S. Senator from September 1983 to January 1989 and the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

Ross C. Hartley, one of the Company’s founders, has served as one of the Company’s directors since the Company’s formation. From its incorporation to March 1999, Mr. Hartley served as Vice President of Marketing of Kansas Information Consortium. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. He also serves as a director of Empire District Electric Company. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

Pete Wilson has served as one of the Company’s directors since July 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is also a director of The Irvine Company and IDT Entertainment and serves on the Thomas Weisel Partners board of advisors. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE, BOARD COMMITTEES AND BOARD COMPENSATION

Corporate Governance

The Board of Directors of NIC believes that shareholder confidence in the Company, its management and its financial reporting is critical to the success of the Company. NIC’s Web site, www.nicusa.com/investor contains links to NIC’s current Board of Directors committee charters, corporate governance guidelines, and code of business conduct and ethics. Copies of these documents may also be obtained by writing to NIC’s Corporate Secretary, NIC Inc., 10540 South Ridgeview Road, Olathe, KS 66061. NIC continues to review its corporate governance policies and practices periodically, along with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the new rules of the Securities and Exchange Commission and the new listing standards of Nasdaq.

Committees of the Board

The Board has 3 standing committees: (1) an Audit Committee, (2) a Compensation Committee and (3) a Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee, which held four (4) meetings in fiscal 2004, currently has four members, Messrs. Burtscher (Chairperson), Bunce, Evans, and Wilson. The Board of Directors has determined that all members of the Audit Committee are “independent,” as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards and the Company’s corporate governance guidelines.

The responsibilities of the Audit Committee include: (i) oversight of the integrity of the Company’s financial statements; (ii) oversight of the Company’s compliance with legal and regulatory requirements; (iii) oversight of the independent registered public accountants’ qualifications and independence; (iv) oversight of the performance of the independent registered public accountants; and (v) preparing the Audit Committee report to be included in NIC’s Proxy Statement.

The Board believes that the members of the Audit Committee are able to read and understand financial statements and have an understanding of generally accepted accounting principles. After the Company’s change in management in 2002 and the subsequent strategic refocusing on the Company’s core portal outsourcing business, the Company’s business and financial matters have become more simplified. The Board believes each member of the Audit Committee has experience evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those issues that can reasonably be expected to be encountered by the Company in its consolidated financial statements.

The Board has determined that one member of the Audit Committee, Mr. Burtscher, qualifies as an audit committee financial expert as defined in Item 401(h)(2) of Regulation S-K and pursuant to Section 407 of Sarbanes-Oxley.

Compensation Committee. The Compensation Committee, which held three (3) meetings in fiscal 2004, currently has four members, Messrs. Bunce (Chairperson), Evans, Wilson and Burtscher.

The Board of Directors has determined that the Compensation Committee is comprised entirely of independent directors. The Compensation Committee reviews and approves the salaries, bonuses and other compensation payable to all of the Company’s executive officers. The Committee, in conjunction with the Board, also administers the Company’s stock plans, including the 2004 Stock Option Plan, the 1999 Stock Option Plan of SDR Technologies, Inc. and the 1999 Employee Stock Purchase Plan, and performs such other duties as may from time to time be assigned by the Board with respect to compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held two (2) meetings during 2004. The members of the Corporate Governance and Nominating Committee are Messrs. Bunce (Chairperson), Evans, Wilson and Burtscher. The Board of Directors has determined that the Corporate Governance and Nominating Committee is comprised entirely of independent directors.

The Corporate Governance and Nominating Committee identifies individuals qualified to serve as directors of the Company, and selects or recommends that the Board select, the nominees for all directorships, whether such directorships are filled by the Board or by vote of the shareholders. The Corporate Governance and Nominating Committee uses the guidelines set forth in the Company’s Corporate Governance Principles and Practices, which provide that all directors must possess high personal and professional ethics, integrity and values; informed judgment; sound business experience and be committed to representing the long term interests of the Company’s shareholders. The Committee has not established any specific minimum qualification standards for Board nominees; however, the Committee may identify certain skills, experience or attributes as being particularly desirable for specific director nominees in order to complement the existing Board composition.

Each nominee for director is an existing director standing for re-election. The Board has determined that a majority of the Board are independent directors.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders if those nominations are submitted by shareholders of record in accordance with Section 3.14 of the Company’s Bylaws. Section 3.14 is set forth on page 24 of this Proxy Statement under “Other Information — Nomination of Directors by Shareholders.” Shareholders nominating directors must also comply with applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder. NIC did not receive any unsolicited proposals for Board nominees from shareholders.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business, which can be found on the Company’s Web site. All employees, including the Chief Executive Officer, Chief Financial Officer and other senior officers, are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including methods for avoiding and resolving conflicts of interest, protecting confidential information and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, required under Sarbanes-Oxley, to disclose promptly amendments to, or waivers from, the Code of Business Conduct and Ethics, if any, on the Company’s Web site.

Employee Complaint Procedures for Accounting and Auditing Matters

The Board also adopted Employee Compliant Procedures for Accounting and Auditing Matters for all employees, which can also be found on the Company’s Web site. This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation of Directors

All directors are eligible to participate in the Company’s 2004 Stock Option Plan, and non-employee directors are eligible to participate in the Company’s 1999 Employee Stock Purchase Plan.

The Board will determine the terms and conditions of any such option awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Directors who are not employees of the Company are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

During 2004, all of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation was payable in non-qualified stock options as determined by the Board. During 2004, Messrs. Bunce, Evans and Wilson each received non-qualified options to purchase 50,000 shares of Common Stock, which vest in four equal annual installments, commencing on the first anniversary of the grant date, and Messrs. Fraser and Hartley each received non-qualified options to purchase 20,000 shares of Common Stock, which vest in four equal annual installments, commencing on the first anniversary of the grant date. With respect to compensation for 2005, each director received non-qualified options to purchase 25,000 shares of Common Stock for service on the Board during the year, and 10,000 shares of Common Stock for service on each committee of the Board during the year, which vest in four equal annual installments, commencing on the first anniversary of the grant date. However, for 2005, each director had the opportunity to elect to receive the fair value of all or some of such options in cash. With respect to compensation for 2005, Mr. Evans elected to receive $37,500 in cash and Mr. Wilson elected to receive $50,000 in cash.

Board Meetings and Attendance

During the fiscal year ended December 31, 2004, there were eight (8) meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and its committees on which he served during the fiscal year, except Mr. Bunce, who attended 71% of the Board and committee meetings. In addition, the Board of Directors and its Committees acted at various times by unanimous written consent pursuant to Colorado law.

The Board of Directors strongly encourages each director to attend the annual shareholders meetings, although this is not stated in a formal policy. In 2004, Messrs. Fraser, Hartley and Evans attended the Annual Meeting.

During 2004, the independent directors of the Board also met in executive session at each regular Board meeting. These executive sessions were chaired by one of the independent directors on a rotating basis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Mr. Fraser served as a member of the Compensation Committee during the fiscal years ended December 31, 2000 and 2001, and until he became President and CEO of the Company in mid-2002, and participated in decisions concerning compensation of executive officers during those years. Mr. Hartley served as a member of the Compensation Committee until May 2003.

EXECUTIVE OFFICERS

The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Harry H. Herington	45	Chief Operating Officer
Eric J. Bur	43	Chief Financial Officer
William F. Bradley, Jr.	50	Executive Vice President—Strategy, Policy & Legal, General Counsel and Secretary
Samuel R. Somerhalder	63	Executive Vice President—Operations and Administration
Richard L. Brown	42	Executive Vice President—Technology and Solutions
Stephen M. Kovzan	36	Vice President—Financial Operations and Chief Accounting Officer

Harry H. Herington became the Company’s Chief Operating Officer in May 2002. In addition, he served as the Company’s Executive Vice President—Portal Operations from January 1999 through April 2002. He served as one of the Company’s directors from May 1998 to February 1999. He also serves as President of

NICUSA, Inc. From September 1995 to September 1996, Mr. Herington served as the Vice President and General Counsel of Kansas Information Consortium, the NIC subsidiary responsible for Kansas’ eGovernment services portal. Prior to joining the Company, Mr. Herington was the Associate General Counsel for the League of Kansas Municipalities from August 1992 to September 1995. Mr. Herington served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until August 2003. Mr. Herington holds a B.A. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Eric J. Bur became the Company’s Chief Financial Officer in April 2001. Prior to joining the Company, Mr. Bur was the Senior Vice President of Finance for American Century Investments, Kansas City, Missouri, from 1995 through 2000. From 1987 through 1995, he was a senior manager for Ernst & Young, LLP, and from 1984 through 1987, a senior accountant with KPMG Peat Marwick. Mr. Bur received a B.S. degree in business and accounting from the University of Kansas in 1984, and is a Certified Public Accountant.

William F. Bradley, Jr. has served as the Company’s Secretary since May 1998, General Counsel since July 1998 and Executive Vice President—Strategy, Policy and Legal since January 1999. In addition, Mr. Bradley served as a director from May 1998 to February 1999. From January 1995 to the present, he has served in various executive capacities with the Company’s subsidiaries. From July 1989 to December 1994, Mr. Bradley was an associate and later a partner at Hinkle, Eberhart & Elkouri, LLC, a law firm in Kansas. Mr. Bradley served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until June 2004. Mr. Bradley holds a B.A. degree in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

Samuel R. Somerhalder has served as the Company’s Executive Vice President—Operations and Administration since January 1999. From May 1998 to November 1998, Mr. Somerhalder served as one of the Company’s directors. Prior to that, he served as President, Chief Executive Officer and a director of Nebraska Interactive, the NIC subsidiary responsible for Nebraska’s eGovernment services portal, from May 1995 until August 1999. From November 1994 to April 1996, he also served as Secretary of Nebraska Interactive. Prior to joining the Company, Mr. Somerhalder was the Senior Vice President of Marketing for First Commerce Technologies, Inc., an information technology company, from October 1991 to January 1995. Mr. Somerhalder holds a B.S. degree in business administration from Kansas State University.

Richard L. Brown has served as the Company’s Executive Vice President of Technology and Solutions since November 2002. From October 2001 to November 2002, Mr. Brown was Vice President of eGovernment Solutions. From March 2001 to October 2001, Mr. Brown served as a regional manager for the Company’s portal operations. From January 1999 to March 2001, Mr. Brown was President and Chief Executive Officer of Utah Interactive, the NIC subsidiary responsible for Utah’s eGovernment services portal. From May 1998 to December 1998 he also served as director of Marketing and Operations for Indiana Interactive, the NIC subsidiary that manages Indiana’s eGovernment portal. Mr. Brown served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, from August 2003 until June 2004. Mr. Brown holds degrees in Technology and Economics from Purdue University.

Stephen M. Kovzan has served as the Company’s Vice President of Financial Operations and Chief Accounting Officer since September 2000. Mr. Kovzan joined the Company in October 1999 and served as the Company’s Controller until September 2000. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP. Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

Family Relationships

There are no family relationships among any of the Company’s directors or executive officers other than between Mr. Fraser and Mr. Somerhalder, who are brothers-in-law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by the Company’s Chief Executive Officer and each of the four other most highly compensated persons whose total salary, bonus and other compensation exceeded $100,000 (collectively, the “named executive officers”) during fiscal 2004. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

							Long-Term Compensation Awards
		Annual Compensation			Other		Restricted Stock Awards	Securities Underlying Options (#)	All Other Compensation(1)
	Year	Salary	Bonus
Jeffery S. Fraser	2004	$5,500	$—		$—		—	25,000	$13,809
President and Chief	2003	1	—		—		—	247,043	11,970
Executive Officer	2002	1	—		—		—	—	8,967

Harry H. Herington	2004	251,175	44,000	(3)	18,363	(2)	—	—	16,943
Chief Operating Officer	2003	193,000	—		—		—	150,000	14,970
	2002	176,000	245,916	(4)	—		—	50,000	11,717

Eric J. Bur	2004	198,867	50,750	(3)	79,100	(2)	—	—	11,079
Chief Financial Officer	2003	176,875	7,000		—		—	100,000	11,558
	2002	160,000	—		—		—	50,000	8,967

William F. Bradley, Jr.	2004	193,633	37,500	(3)	19,507	(2)	—	—	11,079
Executive Vice President—	2003	167,500	—		—		—	75,000	9,658
Strategy, Policy and Legal	2002	150,000	—		—		—	50,000	5,159
General Counsel and Secretary

Richard L. Brown	2004	238,479	87,500	(3)	3,887	(2)	—	160,000	16,943
Executive Vice President,	2003	162,500	—		—		—	75,000	14,970
Technology and Solutions	2002	142,500	13,131	(4)	—		—	15,000	11,717

(1)	For 401(k) matching funds and/or health insurance.
(2)	Consists of the dollar value of the difference between the price paid to exercise non-qualified stock options and the fair market value of the Common Stock of the Company on the date of exercise.
(3)	Consists of bonus earned for performance in 2003 but paid in 2004.
(4)	Consists of bonus earned for performance in 2001 but paid in 2002.

Option Grants

The following table sets forth information concerning stock option grants to the named executive officers during the fiscal year ended December 31, 2004.

Option/SAR Grants Fiscal 2004

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Jeffery S. Fraser	25,000	4.6%	4.15	11/5/2009	16,354	34,341
Richard L. Brown	60,000	11.1%	6.93	2/9/2011	114,878	253,850
Richard L. Brown	100,000	18.5%	5.50	8/9/2009	151,955	335,781

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table sets forth information concerning stock option exercises by the named executive officers and the value of unexercised options at December 31, 2004.

Aggregated Option Exercises in Fiscal 2004
and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-end		Value of Unexercised In-the-Money Options at Fiscal Year-end($)(2)
Name	Shares Acquired on Exercise	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffery S. Fraser	—	—	81,022	191,022	161,938	315,690
Richard L. Brown	924	3,887	83,576	187,500	135,291	144,725
Harry H. Herington	8,060	18,363	161,940	140,000	337,428	262,375
Eric J. Bur	20,929	79,100	380,321	183,750	542,135	281,275
William F. Bradley, Jr.	8,630	19,507	142,620	83,750	298,598	147,625

(1)	Market value of the underlying shares on the dates of exercise less the option exercise price.

(2)	Market value of shares covered by in-the-money options on December 31, 2004, less the option exercise price. Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. At December 31, 2004, the closing sales price for the Company’s shares was $5.08.

Employment Agreements

Jeffery S. Fraser

On July 24, 1998, Jeffery S. Fraser entered into an employment agreement with the Company. Mr. Fraser currently serves as the Company’s Chairman, President and Chief Executive Officer. The employment agreement provides Mr. Fraser with an annual base salary of $249,000; however, effective January 1, 2000, Mr. Fraser reduced his salary to $1.00 per year. The Compensation Committee of the Company has set Mr. Fraser’s base compensation for the 2004 fiscal year at $5,500. Should the Company terminate Mr. Fraser’s employment without cause on or after July 1, 2001, Mr. Fraser will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Fraser’s duties to the Company; (d) intentional damage to any of the Company’s property; or (e) conduct by Mr. Fraser which the Company’s Board of Directors determines to be inappropriate for his position.

Should the Company terminate Mr. Fraser’s employment for cause, it must pay Mr. Fraser all compensation due on the date of termination.

Under the terms of his agreement, Mr. Fraser may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Harry H. Herington

On September 1, 2000, Harry H. Herington entered into an employment agreement with the Company. Mr. Herington currently serves as the Company’s Chief Operating Officer. The employment agreement provided Mr. Herington with an annual base salary of $140,000. Mr. Herington’s current annual salary is $300,000. Should the Company terminate Mr. Herington’s employment without cause, Mr. Herington will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

Should the Company terminate Mr. Herington’s employment for cause, it must pay Mr. Herington all compensation due on the date of termination.

In the event Mr. Herington’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, or if Mr. Herington voluntarily terminates his employment within six (6) months of a change of control, Mr. Herington is entitled to receive a severance payment equal to the product of the number of full years Mr. Herington was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Herington for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Herington may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Herington shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Herington shall vest upon a change of control.

A change of control shall be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company’s employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act) of 5% or more of the Company’s Common Stock as of the date of Mr. Herington’s employment agreement becomes the beneficial owner of 40% or more of the Company’s Common Stock, or the shareholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the shareholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Under the terms of his agreement, Mr. Herington may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Eric J. Bur

On April 1, 2001, Eric J. Bur entered into an employment agreement with the Company to become the Company’s Chief Financial Officer. The employment agreement provided Mr. Bur with an annual base salary of $160,000. Mr. Bur’s current annual salary is $203,300. Should the Company terminate Mr. Bur’s employment without cause, as similarly defined in Mr. Fraser’s employment agreement, Mr. Bur will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

Should the Company terminate Mr. Bur’s employment for cause, it must pay Mr. Bur all compensation due on the date of termination.

In the event Mr. Bur’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Herington’s employment agreement, or if Mr. Bur voluntarily terminates his employment within six (6) months of a change of control, Mr. Bur is entitled to receive a severance payment equal to the product of the number of full years Mr. Bur was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Bur for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bur may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Bur shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bur shall vest upon a change of control.

Under the terms of his agreement, Mr. Bur may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bur entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bur’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bur: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

William F. Bradley, Jr.

On September 1, 2000 William F. Bradley Jr., entered into an employment agreement with the Company. Mr. Bradley currently serves as the Company’s Executive Vice President—Strategy, Policy and Legal, General Counsel and Secretary. The employment agreement provided Mr. Bradley with an annual base salary of $140,000. Mr. Bradley’s current annual salary is $197,950. Should the Company terminate Mr. Bradley’s employment without cause, Mr. Bradley will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

Should the Company terminate Mr. Bradley’s employment for cause, it must pay Mr. Bradley all compensation due on the date of termination.

In the event Mr. Bradley’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Herington’s employment agreement, or if Mr. Bradley voluntarily terminates his employment within six (6) months of a change of control, Mr. Bradley is entitled to receive a severance payment equal to the product of the number of full years Mr. Bradley was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Bradley for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bradley may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Bradley shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bradley shall vest upon a change of control.

Under the terms of his agreement, Mr. Bradley may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Samuel R. Somerhalder

On September 1, 2000, Samuel R. Somerhalder entered into an employment agreement with the Company. Mr. Somerhalder currently serves as the Company’s Executive Vice President—Operations and Administration. The employment agreement provided Mr. Somerhalder with an annual base salary of $140,000. Mr. Somerhalder’s current annual salary is $187,250. Should the Company terminate Mr. Somerhalder’s employment without cause, Mr. Somerhalder will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

Should the Company terminate Mr. Somerhalder’s employment for cause, it must pay Mr. Somerhalder all compensation due on the date of termination.

In the event Mr. Somerhalder’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Herington’s employment agreement, or if Mr. Somerhalder voluntarily terminates his employment within six (6) months of a change of control, Mr. Somerhalder is entitled to receive a severance payment equal to the product of the number of full years Mr. Somerhalder was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Somerhalder for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Somerhalder may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Somerhalder shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Somerhalder shall vest upon a change of control.

Under the terms of his agreement, Mr. Somerhalder may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Somerhalder entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Somerhalder’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Somerhalder: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Richard L. Brown

On March 1, 1999, Richard L. Brown entered into an employment agreement with the Company. Mr. Brown currently serves as the Company’s Executive Vice President of Technology and Solutions. Should the Company terminate Mr. Brown’s employment without cause, Mr. Brown will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Brown’s duties to the Company; (d) intentional damage to any of the Company’s property; or (e) conduct by Mr. Brown which the Company’s Board of Directors determines to be inappropriate for his position.

Should the Company terminate Mr. Brown’s employment for cause, it must pay Mr. Brown all compensation due on the date of termination.

Under the terms of his agreement, Mr. Brown may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Brown entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Brown’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Brown: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Stephen M. Kovzan

On September 1, 2000, Stephen M. Kovzan entered into an employment agreement with the Company. He currently serves as the Company’s Vice President—Financial Operations and Chief Accounting Officer. This agreement provided Mr. Kovzan with an annual base salary of $95,000. Mr. Kovzan’s current annual salary is $139,100. Should the Company terminate Mr. Kovzan’s employment without cause, Mr. Kovzan will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

Should the Company terminate Mr. Kovzan’s employment for cause, it must pay Mr. Kovzan all compensation due on the date of termination.

In the event Mr. Kovzan’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Herington’s employment agreement, or if Mr. Kovzan voluntarily terminates his employment within six (6) months of a change of control, Mr. Kovzan is entitled to receive a severance payment equal to the product of the number of full years Mr. Kovzan was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Kovzan for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Kovzan may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable to Mr. Kovzan shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Kovzan shall vest upon a change of control.

Under the terms of his agreement, Mr. Kovzan may terminate his employment with the Company in writing at any time for any reason. If Mr. Kovzan terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Kovzan entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Kovzan’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Kovzan: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Benefit Plans

2004 Stock Option Plan

The 1998 Stock Option Plan (“1998 Plan”) was adopted and approved by the Company’s Board of Directors and by the Company’s shareholders in May 1998, at which time a total of 4,643,377 shares of Common Stock were reserved for issuance under this plan. In November 1998, the 1998 Plan was amended to reserve a total of 7,893,741 shares of Common Stock for issuance under this plan. In May 1999, the 1998 Plan was amended to reserve a total of 9,286,754 shares of Common Stock for issuance under this plan. On

May 4, 2004, the 2004 Amended and Restated Stock Option Plan (the “2004 Plan”) was adopted by the shareholders at the Annual Meeting. The 2004 Plan amends and restates the 1998 Plan. However, the number of shares reserved for issuance under the 2004 Plan does not change from the shares reserved for issuance under the 1998 Plan. Options granted under the 1998 Plan will be subject to the terms of the 1998 Plan as it existed when the options were granted.

The number of shares available under the 2004 Plan are subject to adjustment in the event of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise. If any such event occurs, the 2004 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 2004 Plan, and the outstanding options will be appropriately adjusted in the class(es), number of shares and price per share of stock subject to such outstanding stock options.

The 2004 Plan is administered by the Board of Directors. The Board has the power, subject to the provisions of the 2004 Plan, to determine when and how each stock option will be granted, the terms of each stock option, which need not be identical, including the number of shares underlying an option, and the vesting schedule of the option.

The Board has the power to delegate administration of the 2004 Plan to a committee composed of outside directors. The Board is also authorized to delegate to an officer of the Company the authority to grant options to persons who are not officers or directors of NIC, or persons who are or expected to be subject to Internal Revenue Code Section 162(m), provided that such grant is at fair market value on the grant date and is evidenced by an option agreement approved by the Board.

Incentive stock options may be granted under the 2004 Plan only to NIC employees. Incentive stock options must also satisfy certain conditions and limitations established under the United States Internal Revenue Code. Non-statutory, or non-qualified, stock options may be granted to employees, directors and consultants. No person may be granted options covering more than 200,000 shares of Common Stock per calendar year.

The Board may suspend or terminate the 2004 Plan at any time. Unless terminated earlier, the 2004 Plan shall terminate on December 31, 2013.

At December 31, 2004, options to purchase 3,575,511 shares of Common Stock granted under the 1998 Plan and 2004 Plan had been exercised and options to purchase 4,249,048 shares of Common Stock were outstanding. The outstanding options were exercisable at a weighted average exercise price of $3.81 per share. Outstanding options to purchase an aggregate of 1,824,439 shares were held by employees who are not officers or directors of the Company.

SDR 1999 Stock Option Plan

In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. Options to purchase 229,965 shares were granted in connection with the acquisition of SDR. At December 31, 2004, options to purchase 170,693 shares of Common Stock granted under the SDR Plan had been exercised, options to purchase 29,677 shares of Common Stock were outstanding and options to purchase 27,196 shares had been canceled or expired. Options to purchase 2,399 shares of Common Stock remained available for grant. However, no options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Board.

Unless previously terminated by the Board of Directors, the plan will terminate at the close of business on December 31, 2009. Termination of the plan will not affect any option previously granted.

1999 Employee Stock Purchase Plan

The 1999 Stock Purchase Plan was approved by the Board of Directors and the Company’s shareholders in May 1999. The Company’s stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code in order to provide the Company’s employees with an opportunity to purchase shares of the Company’s stock through payroll deductions. An aggregate of 2,321,688 shares of Common Stock has been reserved for issuance and are available for purchase under the stock purchase plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company’s Common Stock or its capital structure. At December 31, 2004, 161,560 shares of Common Stock had been purchased by employees under the 1999 plan.

All employees of the Company and of its affiliates who have been employed for a continuous period, as determined by the Board or committee administering the stock purchase plan, but which will not exceed two years preceding the offering are eligible to participate in the Company’s stock purchase plan, provided that no employee of the Company or of its affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in the Company’s stock purchase plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in the Company’s stock purchase plan.

The Company’s stock purchase plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the complete authority to make awards and will designate offering periods not to exceed 27 months. The Compensation Committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and Common Stock may be purchased.

In the event the Company dissolves, liquidates, merges or consolidates through a merger in which the Company is not the surviving corporation, effectuate a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successive provisions, holding at least 50% of the Company’s combined voting power, then, the Board or committee administering the stock purchase plan may (a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the stock purchase plan, (b) have the existing rights under the stock purchase plan remain in full force and effect or (c) allow those participating under the stock purchase plan to use their accumulated payroll deductions to purchase the Company’s Common Stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

A participating employee is granted a purchase right by which shares of the Company’s Common Stock may be purchased during any offering period at the lesser of (a) 85% of the fair market value of the Company’s Common Stock on the date of the commencement of the offer period or (b) 85% of the fair market value of the Company’s Common Stock on the purchase date. The participant’s purchase right is exercised in this manner on each exercise date arising in the offer period unless, on any purchase date, the fair market value of the Company’s Common Stock is lower than the fair market value of the Company’s Common Stock on the first day of the offering period. If so, the participant’s participation in the original offering period is terminated, and the participant is automatically enrolled in the next offering period which will commence on the next day.

Payroll deductions may range up to 15% of a participant’s regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The Board or committee administering the stock purchase plan may establish the maximum number of the Company’s shares of Common Stock that any employee may purchase under the stock purchase plan during an offering period. The Internal Revenue Code imposes additional limitations on the amount of Common Stock that may be purchased during any calendar year.

The following table summarizes the shares reserved for issuance under the Company’s equity compensation plans as of December 31, 2004:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of oustanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	4,249,048	$3.81	1,261,825
Equity compensation plans not approved by shareholders(1)	29,677	$1.85	2,399

(1)	In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. (the “SDR Plan”). Options to purchase 229,965 shares were granted in connection with the acquisition of SDR. However, no options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Company’s Board of Directors.

Performance Graph

The performance graph compares the annual change in the Company’s cumulative total Shareholder return on its Common Stock during a period commencing on July 15, 1999, the date the Company’s stock began publicly trading, and ending on December 31, 2004 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company’s share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq Composite (U.S.) Index and (b) a Peer Group, assuming a $100 investment on July 15, 1999. The Company’s share price at the beginning of the measurement period was the closing price for the Company’s Common Stock on July 15, 1999, and not the price at which the Company’s shares of Common Stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on its Common Stock, and no dividends are included in the presentation of the Company’s performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return Among
NIC Inc.,
Nasdaq Composite (U.S.) Index and a Peer Group

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 12/31/99)
120
100
80
60
40
20
0
Dollars
12/31/1999
12/31/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
NIC, Inc.
Peer Group
Nasdaq Composite

Total Return Analysis

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
NIC, Inc.	**$ 100.00**	**$ 4.79**	**$ 9.94**	**$ 4.41**	**$ 25.09**	**$ 15.88**
Peer Group	**$ 100.00**	**$ 36.10**	**$ 51.06**	**$ 34.96**	**$ 43.18**	**$ 30.81**
Nasdaq Composite	**$ 100.00**	**$ 60.71**	**$ 47.93**	**$ 32.82**	**$ 49.23**	**$ 53.46**

The Peer Group consists of seven companies, each of whose business focus is similar to that of the Company. While not all of the companies provide services exclusively to governments, the services provided are similar to that provided by the Company. The members of the Peer Group are as follows: PEC Solutions, Inc. (PECS), Bearing Point, Inc. (BE) (formerly known as KPMG Consulting, Inc. (KCIN)), Accenture, Ltd. (ACN), International Business Machines Corp. (IBM), Maximus, Inc. (MMS), American Management Systems, Inc. (AMSY) and Official Payments Corporation (OPAY). Bearing Point, Inc. began trading publicly on February 8, 2001, and Accenture, Ltd. began trading publicly on July 18, 2001. Official Payments Corporation was included until May 31, 2002, when, as a result of the merger with Tier Technologies, it was no longer a member of the Peer Group. American Management Systems, Inc. was included until May 3, 2004, when, as a result of the merger with CGI Group, Inc., it was no longer a member of the Peer Group.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Committee”) is comprised solely of independent directors, and is responsible for the establishment and oversight of the Company’s executive compensation program. It is the responsibility of the Committee to review, recommend and approve changes to the Company’s compensation policies and benefits programs, to administer the Company’s stock option plans, including approving stock option grants to executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. It reviews, recommends and approves the compensation of Mr. Fraser, the Chairman and Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of the other executive officers of the Company.

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced executives whose financial interests are aligned with those of the shareholders, and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The Committee considers general industry practice and other factors in structuring executive compensation. The principal components of the Company’s executive compensation arrangements are base salary, cash bonus awards and stock options.

Salaries at all employee levels are generally targeted at median market levels. In determining appropriate salary levels, the Committee considers the officer’s impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. In 2003, the Committee retained consultants to conduct a compensation survey in order to track Company compensation for management with that of other employers. The results of the survey will be taken into consideration as the Committee considers various employee and management compensation programs in 2005 and thereafter. The Committee reviews each senior executive officer’s salary annually, and such salaries are adjusted periodically when the Committee believes that adjustment is required, taking into account competitive factors in the industry and locations of the Company’s activities. Supplemental cash bonus awards may be made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management.

Mr. Fraser became the Company’s Chief Executive Officer in June 2002. At Mr. Fraser’s request, Mr. Fraser’s salary was $1 per year for 2002 and 2003, and his base compensation was $5,500 for 2004. The Committee will annually review the compensation of Mr. Fraser. The Compensation Committee has approved a base salary of $5,500 for Mr. Fraser for 2005. Mr. Fraser’s base salary for fiscal 2004 provides Mr. Fraser with a total cash compensation opportunity significantly more conservative than chief executive officer positions of comparably sized companies.

The Committee believes that equity-based incentive arrangements, such as employee stock options, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, competing in today’s environment in the technology sector, and of building their long term commitment to the Company. The Company emphasizes stock option awards as an essential element of the remuneration package available to its executives and employees, and believes that the practice of granting stock options is critical to retaining and recruiting talented executive personnel. Stock options typically vest in annual increments over periods of up to four years to encourage long-term commitment to the Company by the grantees. In determining the number of shares and/or share options to be given to each executive, the Committee considers the officer’s responsibilities, the expected future contribution of the officer to the Company’s performance, the officer’s base salary and any incentive/performance-based cash bonus awards.

The Committee believes the Company’s stock option plans have been effective in attracting, retaining and motivating executives and employees of the Company and are an important component of the overall compensation program. However, the Committee is considering other equity-based compensation arrangements, including restricted stock and various other performance-based awards, in light of the recent standard on accounting for share-based payments issued by the Financial Accounting Standards Board in December 2004, which will require the Company to expense the grant-date fair value of stock options beginning in the third quarter of 2005. The Committee will monitor the Company’s compensation program in order to maintain a proper balance between cash compensation and equity-based incentives, and may consider revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

The Compensation Committee

John L. Bunce, Jr. (Chairperson)
Art N. Burtscher
Daniel J. Evans
Pete Wilson

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accountants’ qualifications and independence, and (iv) the performance of the independent registered public accountants; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market, Inc., Sarbanes-Oxley and the rules promulgated thereunder.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on March 4, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accountants are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent registered public accountants. The Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accountants the public accountants’ independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent registered public accountants. Accordingly, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s public accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

The Audit Committee

Art N. Burtscher (Chairperson)
John L. Bunce, Jr.
Daniel J. Evans
Pete Wilson

The information contained in the (i) Report of the Compensation Committee, (ii) Report of the Audit Committee and (iii) Performance Graph shall not be deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, as amended, except to the extent that the Company specifically incorporated it by reference in such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and shareholders who own more than 10% of the Company’s Common Stock, to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

Based solely on review of the copies of such reports furnished to the Company, the Company believes that all required filings in 2004 were made in a timely fashion, except that Richard L. Brown inadvertently failed to report the grant of an option on February 9, 2004, and the grant of the option was omitted from four subsequent Form 4’s.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, the Company rented aircraft on an hourly basis from JH Jet L.L.C., a Wyoming corporation, in which each of Messrs. Fraser and Hartley have an approximate 50% interest, at costs that the Company believes are reasonable compared to similar services provided by unaffiliated third parties. The Company paid approximately $399,000 in rentals to this Company during 2004. The Audit Committee has reviewed and approved the Company’s rental of aircraft from JH Jet L.L.C.

The Company has entered into indemnification agreements with each of the Company’s directors and officers. These indemnification agreements will require the Company to indemnify these individuals to the fullest extent permitted by Colorado law. The Company has also entered into various employment agreements with the Company’s officers. See “Executive Compensation—Employment Agreements” for a more detailed description.

ELECTION OF DIRECTORS
(Proposal 1)

The Board of Directors currently consists of six directors. There is one vacancy on the Board. If any of the nominees becomes unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

Brief biographies of each of the director nominees are included beginning on page 4 of this Proxy Statement.

The six nominees receiving the most votes for their election will be elected directors. Abstentions and broker non-votes have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors.

Recommendation of the Board of Directors Concerning the Election of Directors

The Board of Directors of the Company recommends a vote FOR Jeffery S. Fraser, John L. Bunce, Jr., Art N. Burtscher, Daniel J. Evans, Ross C. Hartley and Pete Wilson to hold office until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal 2)

The Audit Committee has recommended to the Board that PricewaterhouseCoopers LLP, independent registered public accountants, be appointed to audit the consolidated financial statements of the Company, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2005. The Board proposes that the shareholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2004. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider the appointment.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of the independent registered public accountants.

Independent Registered Public Accountant Fees

The aggregate fees incurred by the Company, including its wholly owned subsidiaries, for professional services provided by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2004 and 2003, are set forth below:

	2004	2003
Audit fees	$429,000	$192,000
Audit-related fees	79,000	84,000
Tax fees	127,000	116,000
Other fees	—	8,000
Total fees	$635,000	$400,000

Audit Fees

Audit fees, including those for statutory audits, consist of fees billed for the audits of the Company’s consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K and reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. Fees in 2004 for the audit of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley totaled $179,000.

Audit-Related Fees

Audit-related fees consist of fees billed for the audits of financial statements for certain subsidiaries of the Company, audits of benefit plan financial statements and related Form 11-K audits. Audit-related fees also consist of fees billed for consultation concerning accounting standards, reporting standards and internal controls.

Tax Fees

Tax fees consist of fees billed for tax compliance and tax advice.

Other Fees

Other fees consist of fees billed in 2003 for an information system security review required by contract.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants to the Company and its subsidiaries, subject to the exceptions for non-audit services described in the Securities Exchange Act of 1934 and the rules and regulations adopted thereunder. The Audit Committee has adopted policies and procedures for the pre-approval of fees and services provided by the independent registered public accountants. Additionally, each permissible non-audit service entered into since May 6, 2003, has been reviewed and approved by the Audit Committee.

Recommendation of the Board of Directors Concerning the Ratification of Independent Registered Public Accountants

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of the independent registered public accountants. Proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

CONTACT THE BOARD

Shareholders may at any time contact the Board of Directors by sending an email to board@nicusa.com or by writing to the Board of Directors at the corporate offices of the Company. All communications required by law or regulation to be relayed to the Board will be promptly delivered to the Board. NIC’s Director of Investor Relations monitors these email messages and facilitates an appropriate response. Shareholders are also encouraged to attend the Annual Meeting of Shareholders and ask questions of directors concerning NIC.

OTHER INFORMATION

Nomination of Directors by Shareholders

Section 3.14 of the Company’s bylaws provides the procedures that must be followed in order for shareholders of record to nominate directors, as follows:

Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 3.14 of Article III, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 3.14. Director nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company (i) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the closing of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. The notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

In the event that a person is validly designated as nominee to the Board and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the Company’s proxy statement relating to the 2006 Annual Meeting of Shareholders, Shareholder proposals must be received no later than November 12, 2005. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 1, 2006, nor earlier than January 1, 2006. All shareholder proposals should be marked for the attention of Corporate Secretary, NIC Inc., 10540 South Ridgeview Road, Olathe, KS 66061.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William F. Bradley, Jr.
Corporate Secretary

Olathe, Kansas
March 31, 2005

10540 SOUTH RIDGEVIEW ROAD
OLATHE, KS 66061

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NIC Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NICINC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 NIC INC.

Vote On Directors

1.	Election of Directors.		For All ¡	Withhold All ¡	For All Except ¡	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees:	(01) Jeffery S. Fraser, (02) John L. Bunce, Jr., (03) Art N. Burtscher, (04) Daniel J. Evans, (05) Ross C. Hartley, and (06) Pete Wilson.

Vote On Proposals						For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the fiscal year ending December 31, 2005.					¡	¡	¡

In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

Please mark, date, and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee, or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

For comments, please check this box and write them on the back where indicated				¡

		Yes	No

Please indicate if you plan to attend the meeting		¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

NIC INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of NIC Inc. (the “Company”) hereby constitutes and appoints Jeffery S. Fraser and Ross C. Hartley, or either of them, as attorneys and proxies to appear, attend, and vote all of the shares of the Common Stock of NIC Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of NIC Inc. to be held at the Sheraton Overland Park Hotel at Convention Center, 6100 College Blvd., Overland Park, KS 66211, on May 3, 2005, at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSALS ONE AND TWO. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Comments:

(If you noted any comments above, please check the corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE